Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 10, 2021, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2021

EnerSys Reports Third Quarter Fiscal 2021 Results

Reading, PA, USA, February 10, 2021 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2021, which ended on January 3, 2021.

Third Quarter FY 21 Highlights
•Net sales of $751M up 6% sequentially •Gross Profit Margins steady at 25% •Operating Expenses remain flexed •YTD Operating Cash Flow $272M	•Operating earnings up YOY •Richmond fire claim settled •Credit facility leverage ratio remains near 2.0x •TPPL High Speed line in production

Key Results from Operations by Segments ($ in millions)
	Q3 FY21	Q3 FY20	% Change
Energy Systems
Net Sales	$337.2	$345.5	(2.4)%
Operating Earnings	18.5	16.3	13.0
Adjusted Operating Earnings *	24.8	21.8	13.8
Motive Power
Net Sales	304.4	315.5	(3.5)
Operating Earnings	40.2	30.8	30.3
Adjusted Operating Earnings *	40.5	31.5	28.6
Specialty
Net Sales	109.5	102.7	6.6
Operating Earnings	12.6	9.2	37.5
Adjusted Operating Earnings *	13.1	10.4	25.6
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.

Message from the CEO
I remain humbled by our employees’ ability to deliver in these challenging times. We have continued to make excellent progress on our strategic initiatives and demand remained strong in our third quarter. Our as-adjusted $1.27 third quarter EPS benefited approximately $0.10 from our claim related to the September 2019 Richmond, KY fire while foreign currency losses created $0.03 in headwinds. Excluding the settlement and FX, we achieved the mid-point of our guidance provided in November. We are pleased that Richmond is increasing production beyond pre-fire levels to meet increased demand and, so far in the new calendar year, motive power and broadband orders are improving further while telecom and transportation orders remain strong. We entered our fourth quarter capacity constrained in several key factories as we manage through COVID related constraints, including staffing and suppliers meeting our higher demand. Although we are likely to remain capacity constrained in the near term, we expect to achieve between $1.25 and $1.31 per share in as-adjusted Q4 earnings as production output improves.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2021 was $38.6 million, or $0.89 per diluted share, which included an unfavorable highlighted net of tax impact of $16.4 million, or $0.38 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the third quarter of fiscal 2020 were $27.3 million, or $0.64 per diluted share, which included an unfavorable highlighted net of tax impact of $17.2 million, or $0.40 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2021, on a non-GAAP basis, were $1.27, which exceeded the guidance of $1.17 to $1.23 per diluted share for the third quarter given by the Company on November 11, 2020. These earnings compare to the prior year third quarter adjusted Net earnings of $1.04 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended January 3, 2021 and December 29, 2019.

The Company announced on November 11, 2020, its plan to substantially close its facility in Hagen, Germany, which produces flooded motive power batteries for forklifts. The Company currently estimates that the total charges approximate $70.0 million, the majority of which are expected to be recorded by the end of calendar 2021. Cash charges for employee severance related payments, cleanup related to the facility, contractual releases and legal expenses are estimated to be $50.0 million and non-cash charges from inventory and equipment write-offs are estimated to be $20.0 million. These actions will result in the reduction of approximately 200 employees. During the third quarter of fiscal 2021, the Company recorded charges relating to severance of $6.2 million and $5.5 million primarily relating to fixed asset write-offs.

During the current quarter, the Company settled its claims with its insurance carrier relating to the fire that broke out in the battery formation area of the Company's Richmond, Kentucky motive power production facility in fiscal 2020. The total recovery, for both property and business interruption, was $46.1 million, of which $40.6 million was received through January 3, 2021. The balance of $3.2 million relating to the property claim and $2.3 million relating to business interruption was received on January 4, 2021. The final settlement of insurance recoveries and finalization of costs related to the replacement of property, plant and equipment, resulted in a net gain of $4.4 million, which was recorded in the current quarter to operating expenses in the consolidated condensed income statement included in the Quarterly Report on Form 10-Q for the period ended January 3, 2021.

Net sales for the third quarter of fiscal 2021 were $751.1 million, a decrease of 2% from the prior year third quarter net sales of $763.7 million and increased 6% sequentially from the second quarter of fiscal 2021 net sales of $708.4 million. The decrease from the prior year quarter was the result of a 3% decrease in organic volume resulting from the pandemic, partially offset by a 1% increase in foreign currency translation impact. The 6% sequential increase was due to organic volume improvement.

On July 6, 2020, the Company announced that it was changing its reportable segments, beginning with its first quarter of fiscal 2021, from being based on geographic regions to lines of business. The new reportable segments are Energy Systems (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other power applications), Motive Power (which includes power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment) and Specialty (which includes energy solutions for transportation, satellites, military aircraft, submarines, ships and other tactical vehicles). Prior year quarter and year to date financial information has been restated to reflect the new reportable segments.

The Company’s operating results for its business segments for the third quarters of fiscal 2021 and 2020 are as follows:

	Quarter ended
	($ millions)
	January 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$337.2	$304.4	$109.5	$751.1

Operating Earnings	$17.7	$25.8	$12.6	$56.1
Restructuring and other exit charges	0.8	14.4	—	15.2
Amortization of identified intangible assets from recent acquisitions	6.3	—	0.5	6.8
Other	—	0.3	—	0.3
Adjusted Operating Earnings	$24.8	$40.5	$13.1	$78.4

	Quarter ended
	($ millions)
	December 29, 2019
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$345.5	$315.5	$102.7	$763.7

Operating Earnings	$10.1	$30.3	$2.7	$43.1
Inventory step up to fair value relating to recent acquisitions	1.6	—	2.2	3.8
Restructuring and other exit charges	4.6	0.5	4.3	9.4
Amortization of identified intangible assets from recent acquisitions	6.8	—	1.1	7.9
ERP system implementation and other	(1.6)	0.7	—	(0.9)
Acquisition activity expense	0.3	—	0.1	0.4
Adjusted Operating Earnings	$21.8	$31.5	$10.4	$63.7

Net earnings for the nine months of fiscal 2021 was $109.5 million, or $2.54 per diluted share, which included an unfavorable highlighted net of tax impact of $28.1 million, or $0.65 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the nine months of fiscal 2020 were $138.6 million, or $3.23 per diluted share, which included an unfavorable highlighted net of tax impact of $14.5 million, or $0.34 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the nine months of fiscal 2021, on a non-GAAP basis, were $3.19. This compares to the prior year nine months adjusted Net earnings of $3.57 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2021 were $2,164.4 million, a decrease of 6% from the prior year nine months net sales of $2,306.0 million. The decrease from the prior year nine months was the result of an 8% decrease in organic volume resulting from the pandemic and a 1% decrease in pricing, partially offset by a 3% increase from the NorthStar acquisition.

The Company’s operating results for its business segments for the nine months of fiscal 2021 and 2020 are as follows:

	Nine months ended
	($ millions)
	January 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,031.4	$831.0	$302.0	$2,164.4

Operating Earnings	$60.7	$74.8	$29.2	$164.7
Restructuring and other exit charges	2.6	16.9	0.2	19.7
Amortization of identified intangible assets from recent acquisitions	18.0	—	1.3	19.3
Other	1.5	0.3	—	1.8
Acquisition activity expense	0.2	—	0.1	0.3
Adjusted Operating Earnings	$83.0	$92.0	$30.8	$205.8

	Nine months ended
	($ millions)
	December 29, 2019
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,042.2	$995.2	$268.6	$2,306.0

Operating Earnings	$52.3	$95.6	$22.2	$170.1
Inventory step up to fair value relating to recent acquisitions	1.6	—	2.2	3.8
Restructuring and other exit charges	6.3	1.5	4.8	12.6
Fixed asset write-off relating to exit activities and other	0.1	5.4	—	5.5
Amortization of identified intangible assets from recent acquisitions	17.4	—	1.1	18.5
ERP system implementation and other	2.5	1.6	—	4.1
Acquisition activity expense	1.1	—	0.6	1.7
Adjusted Operating Earnings	$81.3	$104.1	$30.9	$216.3

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act in the United States and the Federal Act on Tax Reform and AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	January 3, 2021		December 29, 2019
Net Earnings reconciliation
As reported Net Earnings	$38.6		$27.3
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—	(1)	3.8	(1)
Restructuring and other exit charges	15.2	(2)	9.4	(2)
Amortization of identified intangible assets from recent acquisitions	6.8	(3)	7.9	(3)
ERP system implementation and other	0.3	(4)	(0.9)	(4)
Acquisition activity expense	—	(5)	0.4	(5)
Income tax effect of above non-GAAP adjustments	(5.9)		(3.4)
Non-GAAP adjusted Net Earnings	$55.0		$44.5

Outstanding shares used in per share calculations
Basic	42,599,834		42,286,641
Diluted	43,290,403		42,838,969

Non-GAAP adjusted Net Earnings per share:
Basic	$1.29		$1.05
Diluted	$1.27		$1.04

Reported Net Earnings per share:
Basic	$0.91		$0.65
Diluted	$0.89		$0.64
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	January 3, 2021	December 29, 2019
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Energy Systems	$—	$1.6
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	2.2
(2) Restructuring charges - Energy Systems	0.8	4.6
(2) Restructuring and other exit charges - Motive Power	14.4	0.5
(2) Restructuring and other exit charges - Specialty	—	4.3
(3) Amortization of identified intangible assets from recent acquisitions - Energy Systems	6.3	6.8
(3) Amortization of identified intangible assets from recent acquisitions - Specialty	0.5	1.1
(4) ERP system implementation and other - Energy Systems	—	(1.6)
(4) ERP system implementation and other - Motive Power	0.3	0.7
(5) Acquisition activity expense - Energy Systems	—	0.3
(5) Acquisition activity expense - Specialty	—	0.1
Total Non-GAAP adjustments	$22.3	$20.6

	Nine months ended
	(in millions, except share and per share amounts)
	January 3, 2021		December 29, 2019
Net Earnings reconciliation
As reported Net Earnings	$109.5		$138.6
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—	(1)	3.8	(1)
Restructuring and other exit charges	19.7	(2)	18.1	(2)
Amortization of identified intangible assets from recent acquisitions	19.3	(3)	18.5	(3)
ERP system implementation and other	1.8	(4)	4.1	(4)
Acquisition activity expense	0.3	(5)	1.7	(5)
Income tax effect of above non-GAAP adjustments	(11.1)		(10.7)
Swiss Tax Reform	(1.9)		(21.0)
Non-GAAP adjusted Net Earnings	$137.6		$153.1

Outstanding shares used in per share calculations
Basic	42,502,460		42,445,006
Diluted	43,103,304		42,888,495

Non-GAAP adjusted Net Earnings per share:
Basic	$3.24		$3.61
Diluted	$3.19		$3.57

Reported Net Earnings per share:
Basic	$2.58		$3.27
Diluted	$2.54		$3.23
Dividends per common share	$0.525		$0.525

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Nine months ended
	($ millions)
	January 3, 2021	December 29, 2019
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Energy Systems	$—	$1.6
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	2.2
(2) Restructuring charges - Energy Systems	2.6	6.3
(2) Restructuring and other exit charges - Motive Power	16.9	1.5
(2) Restructuring and other exit charges - Specialty	0.2	4.8
(2) Fixed asset write-off relating to exit activities and other - Energy Systems	—	0.1
(2) Fixed asset write-off relating to exit activities and other - Motive Power	—	5.4
(3) Amortization of identified intangible assets from recent acquisitions - Energy Systems	18.0	17.4
(3) Amortization of identified intangible assets from recent acquisitions - Specialty	1.3	1.1
(4) ERP system implementation and other - Energy Systems	1.5	2.5
(4) ERP system implementation and other - Motive Power	0.3	1.6
(5) Acquisition activity expense - Energy Systems	0.2	1.1
(5) Acquisition activity expense - Specialty	0.1	0.6
Total Non-GAAP adjustments	$41.1	$46.2

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	January 3, 2021	December 29, 2019
Net sales	$751.1	$763.7
Gross profit	189.3	185.3
Operating expenses	118.0	132.8
Restructuring and other exit charges	15.2	9.4
Operating earnings	56.1	43.1
Earnings before income taxes	43.8	32.6
Income tax expense	5.2	5.3
Net earnings attributable to EnerSys stockholders	$38.6	$27.3

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.91	$0.65
Diluted	$0.89	$0.64
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,599,834	42,286,641
Diluted	43,290,403	42,838,969

	Nine months ended
	January 3, 2021	December 29, 2019
Net sales	$2,164.4	$2,306.0
Gross profit	541.8	584.1
Operating expenses	357.4	395.9
Restructuring and other exit charges	19.7	18.1
Operating earnings	164.7	170.1
Earnings before income taxes	126.9	139.6
Income tax expense	17.4	1.0
Net earnings attributable to EnerSys stockholders	$109.5	$138.6

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.58	$3.27
Diluted	$2.54	$3.23
Dividends per common share	$0.525	$0.525
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,502,460	42,445,006
Diluted	43,103,304	42,888,495

ENERSYS
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	January 3, 2021	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$488,651	$326,979
Accounts receivable, net of allowance for doubtful accounts: January 3, 2021 - $11,991; March 31, 2020 - $15,246	547,462	595,873
Inventories, net	515,469	519,460
Prepaid and other current assets	132,565	120,593
Total current assets	1,684,147	1,562,905
Property, plant, and equipment, net	507,858	480,014
Goodwill	707,171	663,936
Other intangible assets, net	438,998	455,685
Deferred taxes	60,844	55,803
Other assets	76,210	83,355
Total assets	$3,475,228	$3,301,698
Liabilities and Equity
Current liabilities:
Short-term debt	$40,268	$46,544
Accounts payable	269,019	281,873
Accrued expenses	296,345	271,902
Total current liabilities	605,632	600,319
Long-term debt, net of unamortized debt issuance costs	1,054,191	1,104,731
Deferred taxes	80,420	78,363
Other liabilities	203,571	214,223
Total liabilities	1,943,814	1,997,636
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at January 3, 2021 and at March 31, 2020	—	—
Common Stock, 0.01 par value per share, 135,000,000 shares authorized, 55,407,527 shares issued and 42,624,471 shares outstanding at January 3, 2021; 55,114,808 shares issued and 42,323,305 shares outstanding at March 31, 2020	554	551
Additional paid-in capital	546,385	529,100
Treasury stock at cost, 12,783,056 shares held as of January 3, 2021 and 12,791,503 shares held as of March 31, 2020	(563,662)	(564,376)
Retained earnings	1,643,583	1,556,980
Contra equity - indemnification receivable	(5,273)	(6,724)
Accumulated other comprehensive loss	(94,030)	(215,006)
Total EnerSys stockholders’ equity	1,527,557	1,300,525
Nonredeemable noncontrolling interests	3,857	3,537
Total equity	1,531,414	1,304,062
Total liabilities and equity	$3,475,228	$3,301,698

ENERSYS
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine months ended
	January 3, 2021	December 29, 2019
Cash flows from operating activities
Net earnings	$109,538	$138,639
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	70,192	65,788
Write-off of assets relating to exit activities	7,292	10,024
Derivatives not designated in hedging relationships:
Net (gains) losses	(592)	517
Cash proceeds (settlements)	790	(599)
Provision for doubtful accounts	270	2,922
Deferred income taxes	(1,785)	(20,948)
Non-cash interest expense	1,554	1,160
Stock-based compensation	16,982	14,759
Gain on disposal of property, plant, and equipment	(4,007)	(112)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	71,077	58,779
Inventories	28,069	(24,888)
Prepaid and other current assets	15,047	(6,977)
Other assets	3,012	3,686
Accounts payable	(40,933)	(44,885)
Accrued expenses	9,839	(7,295)
Other liabilities	(14,246)	(14,738)
Net cash provided by operating activities	272,099	175,832

Cash flows from investing activities
Capital expenditures	(53,742)	(60,936)
Purchase of business	—	(176,548)
Insurance proceeds relating to property, plant and equipment	4,800	403
Proceeds from disposal of property, plant, and equipment	145	2,718
Net cash used in investing activities	(48,797)	(234,363)

Cash flows from financing activities
Net repayments on short-term debt	(9,367)	(17,632)
Proceeds from 2017 Revolver borrowings	90,000	326,700
Proceeds from 2027 Notes	—	300,000
Repayments of 2017 Revolver borrowings	(123,000)	(497,700)
Repayments of 2017 Term Loan	(28,194)	(11,276)
Debt issuance costs	—	(4,607)
Option proceeds	4,818	505
Payment of taxes related to net share settlement of equity awards	(4,959)	(6,281)
Purchase of treasury stock	—	(34,561)
Dividends paid to stockholders	(22,338)	(22,299)
Other	466	586
Net cash (used in) provided by financing activities	(92,574)	33,435
Effect of exchange rate changes on cash and cash equivalents	30,944	(1,606)
Net increase (decrease) in cash and cash equivalents	161,672	(26,702)
Cash and cash equivalents at beginning of period	326,979	299,212
Cash and cash equivalents at end of period	$488,651	$272,510

EnerSys also announced that it will host a conference call to discuss the Company's third quarter fiscal year 2021 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 11, 2021 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, February 11, 2021
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	9359557

A replay of the conference call will be available from 12:30 p.m. on February 11, 2021 through 12:30 p.m. on March 13, 2021.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	9359557

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020. No undue reliance should be placed on any forward-looking statements.